Exhibit 99.1

JoS. A. Bank to Expand into the Tuxedo Rental Business

HAMPSTEAD, Md.--(BUSINESS WIRE)--January 6, 2010--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market: "JOSB") announces that the Company will be expanding into the tuxedo rental business. The Company plans to launch the new initiative this month on a test basis in approximately 5% of its stores. Following the test launch, the Company plans to rollout the initiative to more than half of its stores in the spring of 2010.

R. Neal Black, President and CEO of JoS. A. Bank, stated: “Our customers have asked us for this service. Although we are a national leader in the sales of tuxedos, we have not offered the specific formalwear products and services that are most commonly used by wedding parties and these products complete our formal assortment. We are continually looking for ways to expand sales and offer our customers ‘one-stop’ shopping. There are very few national companies in this business and with over 4.9 million customers in our database, this business offers a significant opportunity for the Company.”

David E. Ullman, CFO, added: “We have partnered with a national distributor who will own the inventory and deliver the orders to our stores, thus reducing the required investment and risk associated with starting up a new operation. With this structure, we expect that the incremental sales volume will add to the operating margins of the Stores segment, although the gross profit rate will be lower than we achieve with our merchandise sales. Also, the tuxedo rental business has the potential to generate significantly higher gross margins if we choose to invest in our own infrastructure in the future.”

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 474 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of the Company's growth strategy, including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from its global supplier base, legal matters and other competitive factors. The identified risk factors and other factors and risks that may affect the Company's business or future financial results are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 31, 2009 and the Company's subsequent Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715

or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq),

or Investor Relations Voicemail, 410-239-5900

E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com